Exhibit 99.1

VINEYARD NATIONAL BANCORP

PRESS RELEASE

VINEYARD NATIONAL BANCORP TO RAISE
APPROXIMATELY $16 MILLION
IN PRIVATE PLACEMENT OF COMMON STOCK

Rancho Cucamonga, CA – June 21, 2004 – Vineyard National Bancorp (Nasdaq: VNBC) (the “Company”), the parent company of Vineyard Bank, today announced that it has entered into agreements with institutional investors with respect to the sale of an aggregate of approximately $16 million of common stock in a private placement. The transaction, which is expected to close on or about June 22, 2004, involves the sale of approximately 400,000 shares of common stock. In addition, the Company granted the investors warrants to purchase up to an additional 80,000 shares of common stock. The warrants have an exercise price of $50.00 and expire on June 21, 2011. The Company intends to use the net proceeds from the placement for general corporate purposes, including support for continued growth in Vineyard Bank. RBC Capital Markets acted as exclusive placement agent for the offering.

Incorporating the effect of this new offering, the Company reaffirms its guidance on the projected earnings per share for the year ending 2004. Prior to this offering, the outstanding number of shares of common stock was approximately 4,015,000 shares.

Norman Morales, President and Chief Executive Officer of the Company, commented, “Vineyard is committed to maintaining a strong balance sheet and prudent capital ratios, and this transaction will allow us to do so while supporting our continued growth consistent with our business plan. With total assets over $1.1 billion, we are well positioned for further growth in our marketplace.”

Neither the shares of common stock nor the warrants have been registered under the Securities Act of 1933. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering the resale of the common stock as well as the common stock which can be acquired upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or warrants.

About Vineyard

The Company is a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of Vineyard Bank, also headquartered in Rancho Cucamonga, California. Vineyard Bank operates through nine full-service banking centers in San Bernardino, Riverside and Los Angeles counties of California, and three loan production offices located in Anaheim, San Diego and Irvine, California. The Company’s common stock is traded on the Nasdaq National Market System under the symbol “VNBC.”

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Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Vineyard National Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2003 and other filings with the Securities and Exchange Commission are incorporated herein by reference. For example, the statement about our expectation that the effect of the addition of the offered shares on management’s projected earnings per share for 2004 is a forward-looking statement. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include risks relating to the implementation of our business strategy and the management of our growth, changes in the competitive marketplace, changes in the interest rate environment, economic conditions, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices

9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 581-1668 Fax: (909) 278-0041 Email address: shareholderinfo@vineyardbank.com

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